Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-236019) on Form S-8 and (No. 333-258971) on Form S-3 of our report dated March 16, 2021, with respect to the consolidated financial statements of Velocity Financial, Inc.

/s/ KPMG LLP

Los Angeles, California

March 14, 2022